                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OF

                               DH TECHNOLOGY, INC.


      To All Shareholders:

      The 1997 Annual Meeting of the Shareholders of DH Technology, Inc. (the "Company") will be held at the Sheraton Hotel West Tower on Harbor Island, San Diego, California 92101 on April 24, 1997 at 10:00 a.m., to act on the following matters:

         (1)   To elect five persons to the Company's Board of Directors;

         (2) To ratify the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the current fiscal year; and

         (3) To act on such other matters as may properly come before the meeting or any adjournment(s) thereof.

      In accordance with the Company's Bylaws, the Board of Directors has fixed the close of business on March 3, 1997 as the record date for the determination of shareholders entitled to notice of, and to vote at, this meeting or any adjournment(s) thereof. The stock transfer books will not be closed. Your attention is directed to the enclosed Proxy Statement setting forth information regarding the matters to be acted upon at the meeting. You are cordially invited to attend the meeting in person.

Dated:  March 24, 1997


                                         By  Order  of  the
                                         Board of Directors
                                         of DH  TECHNOLOGY, INC.



                                         By:  Janet W. Shanks, Secretary

                               TABLE OF CONTENTS


                                                                          Page

PROXY STATEMENT FOR 1997 ANNUAL MEETING OF SHAREHOLDERS
     INFORMATION CONCERNING SOLICITATION AND VOTING.................        1

     General........................................................        1
     Record Date and Shares Outstanding.............................        1
     Revocability of Proxies .......................................        1
     Voting and Solicitation........................................        1
     Quorum; Absentions; Broker Non-Votes...........................        1
     Deadline for Receipt of Shareholder Proposals for
        1998 Annual Meeting.........................................        2

PROPOSAL NO. 1 ELECTION OF DIRECTORS................................        2

     Nominees and Vote Required.....................................        2
     Board Meetings and Committees..................................        3
     Compensation of Directors......................................        3

PROPOSAL NO. 2  RATIFICATION OF INDEPENDENT AUDITORS................        4

     Vote Required..................................................        4

EXECUTIVE COMPENSATION..............................................        5

     Executive Compensation Tables..................................        5
     Option Grants in Last Fiscal Year.... .........................        5
     Aggregated Option Exercises in Last Fiscal Year and
        Fiscal Year End Option Values...............................        5
     Employment Agreement and Change-in-Control Arrangements........        5
     Report of the Compensation Committee...........................        6
     Compensation Committee Interlocks and Insider Participation....        7

COMPANY PERFORMANCE - COMPARISON OF FIVE YEAR CUMULATIVE TOTAL
RETURN..............................................................        7

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT......        8

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT
    OF 1934.........................................................        9

OTHER MATTERS.......................................................        9

                               DH TECHNOLOGY, INC.
             PROXY STATEMENT FOR 1997 ANNUAL MEETING OF SHAREHOLDERS
                 INFORMATION CONCERNING SOLICITATION AND VOTING

General
      The enclosed Proxy is solicited on behalf of the Board of Directors of DH Technology, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held on April 24, 1997 at 10:00 a.m., local time, or at any adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Sheraton Hotel West Tower on Harbor Island, San Diego, California 92101. The Company's principal offices are located at 15070 Avenue of Science, San Diego, California 92128. The telephone number at that address is (619) 451-3485. These proxy solicitation materials were mailed on or about March 24, 1997 to all shareholders entitled to vote at the meeting.

Record Date and Shares Outstanding
      Shareholders of record at the close of business on March 3, 1997 are entitled to notice of and to vote at the meeting. At the record date, 7,975,777 shares of the Company's Common Stock (the "Common Stock") were issued and outstanding.

Revocability of Proxies
      Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (Attn:
Corporate Secretary) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

Voting and Solicitation
      Every shareholder voting at the election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are entitled, or distribute the shareholder's votes on the same principle among as many candidates as the shareholder thinks fit, provided that votes cannot be cast for more than five candidates. However, no shareholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the meeting prior to the voting of the intention to cumulate the shareholder's votes. On all other matters, each share has one vote.
      The cost of this solicitation will be borne by the Company. In addition to solicitation by mail, proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, telefax or telegram.

Quorum; Abstentions; Broker Non-Votes
      The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR", "AGAINST" or "ABSTAIN" on a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares "represented and voting" at the Annual Meeting (the "Votes Cast") with respect to such matter.
      While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.
      Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to the proposal on which the broker has expressly not voted. Thus, a broker non-vote will not affect the outcome of the voting on a proposal.
      An automated system administered by the Company's transfer agent will be used to tabulate proxies. Tabulated proxies will be transmitted to an employee of the Company who will serve as inspector of elections.

Deadline for Receipt of Shareholder Proposals for 1998 Annual Meeting
      Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company's 1998 Annual Meeting of Shareholders must be received by the Company no later than November 17, 1997 in order to be eligible for inclusion in the proxy statement and form of proxy relating to that meeting.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

Nominees and Vote Required
      A board of five (5) directors is to be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the five nominees named below, all of whom are presently directors of the Company. In the event that any such nominee is unable or declines to serve as a director at the time of the Annual Meeting of Shareholders, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The five nominees for director receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under California law. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until a successor has been elected and qualified.
      The Board of Directors recommends the election of the nominees listed below. The names of the nominees, and certain information about them as of the record date, are set forth below.
                                                                       Director
  Name of Nominee    Age  Principal Occupation                            Since

  ------------------ ---  ----------------------------------------------- -----
  William J. Bowers  68   Private Investor                                 1990
  William H. Gibbs   53   President, Chief Executive Officer and Chairman  1985
                            of the  Board of Directors of the Company
  Bruce G. Klaas     64   Private Investor and Attorney                    1983
  Don M. Lyle        57   Independent Consultant                           1992
  George M. Ryan     75   Private Investor                                 1983


      Mr.  Bowers  was  Chief  Executive   Officer  and  Chairman  of  MSI  Data
Corporation, a data collection company, for more than five years prior to 1988. He retired from that position in 1988 and is now a private investor.
Mr. Bowers is also a director of Quality Systems, Inc.

      Mr. Gibbs has been the President and Chief Executive Officer of the Company since November 1985 and became Chairman of the Board of Directors of the Company in February 1987.
      Mr. Klaas is a private investor and a patent lawyer. He has been of counsel to the law firm of Klaas, Law, O'Meara and Malkin, P.C., Denver, Colorado, one of the Company's patent counsels, since December 1990, when he retired from the active practice of law.
      Mr. Lyle has been an independent consultant since 1983 to a number of technology-based companies in the United States, Europe and Japan. From 1984 through 1987, Mr. Lyle was President and Chief Executive Officer of Data Electronics, Inc. Mr. Lyle is also a director of Emulex Network Systems.
      Mr. Ryan is a private investor.

Board Meetings and Committees

      The Board of Directors of the Company held a total of four meetings during 1996. No director attended fewer than 75% of such meetings or of committee meetings held while such director was a member of the Board or of a committee.

      The Board of Directors has a Nominating Committee, an Audit Committee and a Compensation Committee.

      The Nominating Committee recommends new members for the Company's Board of Directors. The Committee consists of William J. Bowers and William H. Gibbs. Thus far, the functions of the Nominating Committee have been performed by the Board of Directors. The Nominating Committee held no meetings in 1996.

      The Audit Committee recommends engagement of the Company's independent auditors, approves services performed by such auditors and reviews and evaluates the Company's accounting system and its system of internal accounting controls. This Committee, consisting of George M. Ryan and William J. Bowers, held one meeting during 1996.
      The Compensation Committee reviews and administers the compensation of the officers of the Company and administers the Company's 1992 Stock Plan and, to the extent necessary with respect to outstanding options, the Company's 1983 Incentive Stock Option Plan. This Committee, currently consisting of Bruce G. Klaas and Don M.Lyle, held one meeting during 1996.

Compensation of Directors

    Retainer and Meeting Fees
      All non-employee directors received a $6,000 annual retainer plus $1,250 for each Board of Directors meeting attended and for each committee meeting which did not occur on a regularly scheduled date.

    Director Warrant Plan
      The Company's Director Warrant Plan (the "Warrant Plan") was adopted in December 1985 by the Board of Directors and approved by the shareholders in April 1986 for the purpose of issuing Common Stock Purchase Warrants (the "Warrants") to directors of the Company who are otherwise ineligible under the Company's stock option programs. A total of 225,000 shares of Common Stock are reserved for issuance under the Warrant Plan. Under the Warrant Plan as currently in effect, each non-employee director automatically receives a Warrant to purchase 15,000 shares of the Company's Common Stock upon first becoming a director (the "Initial Warrant") and each non-employee director automatically receives an additional Warrant to purchase 5,250 shares each year (the "Annual Warrant") beginning in the fifth year after the grant of such Initial Warrant. On August 12, 1996, grants of Annual Warrants to purchase 5,250 shares of the Company's Common Stock were made to Messrs. Bowers, Klaas and Ryan at an exercise price of $23.38.

      The exercise price of the Warrants granted under the Warrant Plan is equal to the fair market value of the Company's Common Stock on the date of the grant. Each Initial Warrant vests as to 1/48th of the shares subject thereto for each full calendar month after the date of grant that the holder of such Initial Warrant remains a member of the Board of Directors. Each Annual Warrant vests one year after the date of grant, subject to the holder of such Annual Warrant remaining a member of the Board of Directors during such one-year period. Initial Warrants and Annual Warrants may be exercised with respect to unvested shares if a repurchase agreement is executed between the warrantholder and the Company. The repurchase agreement grants the Company the right to repurchase unvested shares at the original purchase price in the event the warrantholder ceases to be a member of the Board of Directors. Warrants may be exercised within three months after the date the holder ceases to serve as a director and expire five years after grant. The Warrants are not transferable by their holders other than by will or laws of descent and may be exercised during the lifetime of the holder only by the holder. In the event of a change-in-control, all Warrants outstanding under the Warrant Plan will become fully vested as to all shares subject to the Warrant. A "change-in-control" is defined to include the following events:
      A. Any of the following that are approved by the requisite vote of the shareholders of the Company:
            1. a transaction or series of  transactions  occurring  within three years resulting in more than 50% of the Company's voting stock being transferred to new shareholders;
            2. a transaction or series of  transactions  occurring  within three years resulting in more than 50% of the assets of the Company being sold or disposed of; or
            3. a dissolution  or  liquidation  of the Company,  or a partial liquidation  involving more than 50% of its assets;

      B. The acquisition of beneficial ownership by any person of more than 50% of the voting power of the outstanding capital stock of the Company; and

      C. A change in the majority of the members of the Board of Directors in a three-year period for reasons other than death, disability or voluntary resignation.

                                 PROPOSAL NO. 2
                      RATIFICATION OF INDEPENDENT AUDITORS
      Upon the recommendation of the Audit Committee and subject to the ratification by the shareholders, the Board of Directors appointed KPMG Peat Marwick LLP, independent public auditors to serve for the fiscal year ending December 31, 1997.
      The  Board  of  Directors   recommends  that  the  shareholders  vote  for
ratification of the appointment of KPMG Peat Marwick LLP as the Company's independent auditors to audit the financial statements for the Company for the year ending December 31, 1997. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.
      Representatives of KPMG Peat Marwick LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Vote Required
      The affirmative vote of a majority of the Votes Cast will be required to ratify KPMG Peat Marwick LLP as the Company's independent auditors.
      The Board of Directors recommends that the shareholders vote "FOR" the ratification of KPMG Peat Marwick LLP as the Company's independent auditors.

                             EXECUTIVE COMPENSATION

Executive Compensation Tables
      The following table shows the total compensation of (i) the Chief Executive Officer and (ii) all other executive officers of the Company who earned over $100,000 in salary and bonus in 1996 (together the "Named Executive Officers"), as well as the total compensation paid to each such individual for the Company's two previous fiscal years.

                                               Summary Compensation Table

                                                                              Long-Term Compensation
                                                                         ---------------------------------
                                       Annual Compensation                       Awards           Payouts
                           --------------------------------------------- -----------------------  --------
                                                                          Restricted Securities
                                                          Other Annual     Stock     Underlying    LTIP      All Other
     Name and Principal             Salary      Bonus     Compensation    Award(s)    Options     Payouts  Compensation
          Position         Year      ($)         ($)           ($)          ($)         (#)         ($)       ($)(1)
   ----------------------- ------  ---------  ----------  --------------  ---------  -----------  -------- --------------
  William H. Gibbs         1996   $285,000      $44,599        -              -           -           -        $1,784
    Chief Executive        1995    274,998      155,000        -              -        150,000        -         1,510
    Officer                1994    257,986      138,000        -              -        150,000        -         1,357


  David T. Ledwell         1996   $132,981      $35,000        -              -           -           -          $959
    Executive Vice         1995    121,831       42,500        -              -         22,500        -           820
                           1994    115,283       31,000        -              -          7,500        -           982
  President Transaction
    Products
  Janet W. Shanks          1996    $85,488      $20,000        -              -           -           -          $568
    Corporate Controller   1995     67,575       20,500        -              -         15,000        -           474
    Chief Accounting       1994     69,087       11,000        -              -          7,500        -           576
    Officer
  -------------
 1)   Represents payments of insurance premiums on behalf of the Named
      Executive Officers.

      The following tables set forth certain information for the Named Executive Officers with respect to exercises in 1996 of options to purchase Common Stock of the Company:

                     Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

                                                                  Number of                       Value of
                               Shares         Value         Securities Underlying                Unexercised
                             Acquired on    Realized    Unexercised Options at Fiscal       In-the-Money Options
            Name             Exercise(#)       ($)              Year End (#)              at Fiscal Year End (1)($)
  ------------------------- --------------  ----------  ------------------------------  ------------------------------
                                                        Exercisable    Unexercisable    Exercisable    Unexercisable
                                                        -------------  ---------------  -------------  ---------------
  William H. Gibbs              --              --        542,807          154,693       $8,278,844       $1,227,381

  David T. Ledwell              --              --         33,750           22,500          484,687          168,436
  Janet W. Shanks               --              --         12,000           16,125          141,622          126,308
  ----------------
 1)   Market value of underlying securities at year-end minus the exercise price multiplied by the number of shares.

Employment Agreement and Change-in-Control Arrangements
      The Company has an employment agreement with William H. Gibbs under which the Company has a continuing obligation to employ Mr. Gibbs. The employment agreement provides that Mr. Gibbs will receive a base salary determined annually by the Board of Directors, such salary in any event not to be less than $12,500 per month. Mr. Gibbs is also entitled to bonuses of up to 50% of his annual base salary based upon performance of the Company as set forth in the annual operating plan agreed to by the Board of Directors and Mr. Gibbs. In the event that Mr. Gibbs is terminated without cause, the Company is obligated to continue to pay Mr. Gibbs' salary until the earlier of (i) commencement of employment with a new employer or (ii) six months from the date of termination. In the event of termination due to resignation, for cause, disability or death, no severance pay will be due, but the Company will continue to pay for medical benefits in certain situations for periods not exceeding two years. In the event of a change-in-control, Mr. Gibbs may resign and have his resignation treated as a termination without cause. A change-in-control, for purposes of Mr. Gibbs' employment agreement, is defined to be (i) a merger or consolidation which has the result that voting securities of the Company are canceled, converted for cash or cash equivalents, securities of another entity or non-voting securities of the Company, (ii) a sale of the Company's assets, or (iii) securities representing more than 50% of the voting power of the Company are acquired by a person or entity.
      Vesting of all options held by officers under the 1992 Stock Plan of the Company is subject to the acceleration provisions thereof in the event of a change in control. Vesting of all options held by officers under the 1983 Incentive Stock Option Plan of the Company is subject to the acceleration provisions thereof in the event of a merger or consolidation.

Report of the Compensation Committee
      The Compensation Committee of the Board of Directors establishes the compensation plans and policies and the specific compensation levels for executive officers, and administers the Company's stock option plans.

   Compensation Policies
      The Compensation Committee reviews and approves the salaries of executive officers primarily by reference to data contained in the American Electronics Association (AEA) survey of executive compensation in the electronics industry. The Committee establishes base salaries that are within the range of salaries for persons holding positions of similar responsibility at comparably-sized technology companies. In addition, the Committee considers factors such as relative Company performance, the individual's past performance, his or her future potential and the individual's experience and ability as judged by the Committee. Effective July 1, 1996, the Compensation Committee approved base salary increases averaging approximately 11.1% for executive officers other than the Chief Executive Officer, William H. Gibbs.
      Annual bonuses for executive officers are primarily based on the achievement of performance targets set forth in the Company's operating plan for the year. The annual cash bonus for executives other than Mr. Gibbs, is based on four elements: (i) pretax profits in relation to the Company's operating plan;
(ii) the operating results of the businesses or functions reporting to the executive, (iii) achievement of specific, measurable objectives related to the executive's area of responsibilities, and (iv) a factor based on Mr. Gibbs' subjective judgment of the executive's performance. Bonus payments to executive officers other than Mr. Gibbs averaged approximately 25% of such officers' base salaries for 1996. The Committee believes this to be commensurate with overall performance against the objectives utilized in the executive bonus program.
      The Compensation Committee believes that stock options are an effective incentive device for attracting and retaining employees, and also serve to align the interests of the executive officers with those of the shareholders. In determining stock option grants, the Committee considers ranges of options granted to executives at various levels in other companies and the relationship of such grants to the number of vested options then held. While this data is somewhat imprecise, the Compensation Committee feels comfortable that the ranges are reasonable. All options are granted at the market price of the Common Stock on the date of grant. During 1996, the Compensation Committee granted no options to executive officers.

   Compensation of Chief Executive Officer
      The Company has an employment agreement with Mr. Gibbs which provides that he will receive a base salary determined annually by the Board of Directors, in any event not to be less than $12,500 per month. The Compensation Committee believes that his total compensation (salary and bonus) should be heavily influenced by the performance of the Company. In establishing his base salary, the Committee also considers the salaries of chief executive officers of comparable companies and their performance, according to the AEA data referred to above. Mr.Gibbs received no increase in 1996.
      Mr. Gibbs is also entitled to a bonus of up to 50% of his annual base salary based on the Company meeting certain objectives as set by the Board of Directors. Mr. Gibbs received a bonus of $44,599 for 1996, representing approximately 30% of his bonus target and approximately 16% of his base salary.
      Mr. Gibbs was granted no options in 1996.

   Deductibility of Executive Compensation
      The Internal Revenue Code limits the federal income tax deductibility of compensation paid to the Company's Chief Executive Officer and to each of the other four most highly compensated executive officers. For this purpose, compensation can include, in addition to cash compensation, the difference between the exercise price of stock options and the value of the underlying stock on the date of exercise. Under the new legislation, the Company may deduct compensation with respect to any of these individuals only to the extent that during any fiscal year such compensation does not exceed $1 million or meets certain other conditions (such as shareholder approval). Based on the Company's current compensation plans and policies, the Company and the Committee believe that, for the near future, there is little risk that the Company will lose any significant tax deduction for executive compensation.

Don M. Lyle, Member                                       Bruce G. Klaas, Member
of the Compensation Committee                      of the Compensation Committee


Compensation Committee Interlocks and Insider Participation
      The Compensation Committee is composed of Don M. Lyle and Bruce G. Klaas who are non-employee directors with no interlocking relationships as defined by the Securities and Exchange Commission.

                               COMPANY PERFORMANCE
      The following graph shows a five-year comparison of cumulative total returns for the Company, the Nasdaq CRSP Total Return Index and the Nasdaq Computer Manufacturing Stock Index (both Nasdaq indices were prepared by the Center for Research in Securities Prices at the University of Chicago):

                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                                [GRAPHIC OMITTED]
                   ASSUMES $100 INVESTED ON DECEMBER 31, 1991
                 TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth certain information regarding the Common Stock owned on March 3, 1997 (except as otherwise specified) by (i) each person who is known by the Company to own beneficially more than five percent of the Company's Common Stock, (ii) each of the Company's directors, (iii) Named Executive Officers (as defined in "Executive Compensation Tables" under Proposal No. 1), and (iv) all directors and executive officers as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below have sole investment and voting power with respect to such shares, subject to community property laws.

                                                                        Amount and Nature
                      Name and Address of                                 of Beneficial           Percentage
                        Beneficial Owner                                  Ownership(1)               Owner

----------------------------------------------------------------- ------------------------------ --------------

      Neuberger & Berman (2).....................................         1,141,190 (3)              14.3%
        605 Third Avenue
        New York, New York 10158-3698
      FMR Corp.(2)...............................................           793,900 (4)               9.95%
        82 Devonshire Court
        Boston, Massachusetts  02109-3614
      Entities affiliated with Brinson Holdings, Inc. (2)........           518,912 (5)               6.5%
        209 South LaSalle
        Chicago, Illinois 60604-1295
      Entities affiliated with T. Rowe Price Associates, Inc.(2).           439,400 (6)               5.5%
        100 East Pratt Street
        Baltimore, Maryland 21202
      Granahan Investment Management, Inc.(2)....................           426,650 (7)               5.3%
        275 Wyman Street, Suite 270
        Waltham, Massachusetts  02154
      Wellington Management Company (2)..........................           420,450 (8)               5.3%
        75 State Street
        Boston, Massachusetts 02109
      William H. Gibbs...........................................           592,689 (1) (9)           6.9%
      William J. Bowers..........................................            12,000 (1) (9)            *
      Bruce G. Klaas.............................................            23,750 (1) (9)            *
      George M. Ryan ............................................            24,750 (1) (9)            *
      Don M. Lyle................................................            15,000 (1) (9)            *
      David T. Ledwell...........................................            45,015 (1) (9)            *
      Janet W. Shanks............................................            16,940 (1) (9)            *
      All    officers    and    directors    as   a   group
       (7 persons)...............................................           730,144 (1) (10)          8.4%
  -------------------
*      Less than 1%.
(1)   Beneficial  ownership is determined  in  accordance  with the rules of the
      Securities  and  Exchange  Commission  and  generally  includes  voting or investment  power  with  respect  to  securities.  Shares of Common  Stock subject to options or warrants currently exercisable or exercisable within
      60 days are deemed to be  beneficially  owned by the person  holding  such option or warrant for computing the  percentage  ownership of such person, but are not treated as  outstanding  for computing  the  percentage of any other person.
(2)   Information  is as of December  31,  1996,  and is based on Schedule  13Gs filed  with the  Securities  and  Exchange  Commission  by the  respective entities.
(3)   These  shares are owned by clients  of  Neuberger  and Berman ("N & B"), a registered  investment  advisor and  broker/dealer.  N & B has sole voting power over 634,490  shares,  shares voting power as to 261,600  shares and has dispositive power as to 1,141,190 shares.




(4)   FMR  Corp.  ("FMR"),   through  its  wholly-owned   subsidiary,   Fidelity
      Management  &  Research  Company  ("Fidelity"),   which  is  a  registered
      investment adviser, is the beneficial owner of 793,900 shares. Fidelity is investment  adviser to various  investment  companies,  including Fidelity
      Low-Priced Stock Fund, which held 465,800 shares.
      FMR has sole dispositive power over 793,900 shares.
(5)   Includes  518,912  shares  beneficially  held by  Brinson  Partners,  Inc.
      ("BPI"), a wholly-owned  subsidiary of Brinson Holdings,  Inc. ("BHI") and
      169,341  shares held by Brinson  Trust  Company  ("BTC"),  a  wholly-owned subsidiary  of BPI. BPI and BTC have shared voting and  dispositive  power over the shares which each entity beneficially owns.
(6)   These  securities  are  owned  by  various  individual  and  institutional investors  (including T. Rowe Price Small Cap Value Fund,  Inc. which owns
      432,400 shares,  representing  5.4% of the shares  outstanding),  which T.
      Rowe Price  Associates,  Inc.  ("Price  Associates")  serves as investment advisor with power to direct  investments  and/or shared power to vote the securities.  Price  Associates has sole voting power over 7,000 shares and sole  dispositive  power over  439,400  shares.  For the  purposes  of the reporting  requirements  of the  Securities  Exchange  Act of 1934,  Price
      Associates  is  deemed  to be the  beneficial  owner  of such  securities;
      however,  Price  Associates  expressly  disclaims  that  it is,  in  fact, beneficial owner of such securities.
      (7) These shares are owned by clients of Granahan  Investment  Management,
      Inc.  ("Granahan"),  a registered  investment  adviser.  Granahan has sole voting  power over 8,500  shares and sole  dispositive  power over 426,650 shares.
(8)   These  shares  are  owned by  clients  of  Wellington  Management  Company
      ("WMC"), in its capacity as an investment advisor. WMC shares voting power as to 182,000 shares and shared dispositive power as to 420,450 shares.
(9)   Includes the following  number of shares issuable upon exercise of options or warrants that are currently  exercisable or exercisable  within 60 days of March 3, 1997;  William H. Gibbs:  572,497;  William J. Bowers:  9,000;
      Bruce G. Klaas: 10,500; George M. Ryan: 15,750; Don M. Lyle: 15,000; David
      T. Ledwell: 37,500; and Janet W. Shanks: 15,000.
(10)  Includes 675,247 shares issuable upon exercise of options or warrants that are currently exercisable or exercisable within 60 days of March 3, 1997.


                          COMPLIANCE WITH SECTION 16(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
      Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's executive officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than ten percent shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of copies of such forms received by it, or written representations from certain reporting persons, the Company believes that during the fiscal year ended December 31, 1996 delayed Form 4 filings were made by Bruce G. Klaas and George M. Ryan; each with respect to a single transaction. Other than these all other filing requirements applicable to its officers, directors and ten percent shareholders were fulfilled.

                                 OTHER MATTERS
      The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.
      It is important that your stock be represented at the meeting, regardless of the number of shares that you hold. You are, therefore, urged to execute and return the accompanying proxy in the envelope that has been enclosed, at your earliest convenience.

                                             The Board of Directors


                                             By:  Janet W. Shanks, Secretary
      Dated March 24, 1997